Exhibit 4.4

                                 FIRST AMENDMENT
                                     to the
                         CHOICE ONE COMMUNICATIONS, INC.
                      401(K) PROFIT SHARING PLAN AND TRUST


         WHEREAS, Choice One Communications, Inc. (the "Company") has reserved the right to amend the Choice One Communications, Inc. 401(k) Profit Sharing Plan and Trust, as restated on September 1, 1999 (the "Plan") at any time or from time to time by action of its Board of Directors; and

         WHEREAS, this amendment has been authorized by the Board of Directors of the Company;

         NOW, THEREFORE, the Company hereby amends the Plan, effective January 1, 2001, as follows:

         1. Page 2 to the Plan's Adoption Agreement is amended to include USXchange as a Participating Affiliate, as follows:

         * If there are any Participating Affiliates in this Plan, list below the proper name of each Participating Affiliate.

                  USXchange

         2. The definitions of "Vesting Service" and "Hourly Records" at Article I.F(2) and (3) on page 7 of the Plan's Adoption Agreement are amended as follows:

         (2) Vesting Service: A Participant's nonforfeitable interest shall be determined on the basis of the method specified below (select one):

                (a)    elapsed time method
                (b)    hourly records method
                (c) If this item (c) is checked, the Plan only provides for contributions that are always 100% vested and this item
                       (2) will not apply.

         (3) Hourly Records: For the purpose of determining Hours of Service under the hourly record method (select one):

              /_/  (a) only actual hours for which an Employee is paid or entitled to payment shall be counted.
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                                      -2-

              /_/  (b) an Employee shall be credited with 45 Hours of Service if such Employee would be credited with at least 1 Hour of Service during the week.

         3. The definition of "Predecessor Service" at Article I.N on page 8 of the Plan's Adoption Agreement is amended as follows:

         N.  "Predecessor Service"

         Predecessor service will be credited (select one):

         /_/ (1)   only as required by the Plan.

         /_/ (2) to include, in addition to the Plan requirements and subject to the limitations set forth below, service with the following predecessor employer(s) determined as if such predecessors were the Employer: USXchange


         Service with such predecessor employer applies [select either or both
         (a) and/or (b); (c) is only available in addition to (a) and/or (b)]:

                   /_/ (a) for purposes of eligibility to participate; /_/ (b) for purposes of vesting;
                   /_/ (c) except for the following service:      .
                                                            -----

         4. Article II of the Plan's Adoption Agreement is amended in its entirety to provide as follows:

                            ARTICLE II. Participation

        Participation Requirements

        An Eligible Employee must meet the following requirements to become a Participant (select one or more for each column, as applicable):

        401(k) and/       Profit
        or Thrift      Sharing

                   /_/        /_/       (1) Performance of one Hour of Service.
                   /_/        /_/       (2) Attainment of Age ____ (maximum 20
                                        1/2) and completion of ____(not to
                                        exceed more than 1/2) Year(s) of
                                        Service. If this item is selected,
                                        no hours of Service shall be
                                        counted.
                   /_/        /_/       (3) Attainment of age 21 (maximum 21)
                                        and completion of 1/2 Year(s) of
                                        Service. If more than one Year of
                                        Service is selected, the immediate
                                        100% vesting schedule must be
                                        selected in Article VII of this
                                        Adoption Agreement.
                   /_/        /_/       (4) Attainment of age ____ (maximum 21)
                                        and completion of ____ Years of
                                        Service. If more than one Year of
                                        Service is selected, the immediate
                                        100% vesting schedule must be
                                        selected in Article VII of this
                                        Adoption Agreement.
                   /_/        /_/       (5) Each Employee who is an Eligible
                                        Employee on January 1st 2001 and who
                                        has attained age 21 on such date
                                        will be deemed to have satisfied the
                                        participation requirements on the
                                        effective date of this amendment
                                        without regard to such Eligible
                                        Employee's service.


Date:
        -------------------------------     -------------------------------
                                            Employer's Signature



                                            -------------------------------
                                            Title


TO BE COMPLETED BY MERRILL LYNCH:

Sponsor Acceptance:

Subject to the terms and conditions of the Prototype Plan and this Adoption Agreement, this Adoption Agreement is accepted by Merrill Lynch, Pierce, Fenner & Smith Incorporated as the Prototype Sponsor.

Authorized Signature:
                     -----------------------------------------------------------

                                SECOND AMENDMENT

                                     to the

                         CHOICE ONE COMMUNICATIONS, INC.

                      401(K) PROFIT SHARING PLAN AND TRUST


         WHEREAS, Choice One Communications, Inc. (the "Company") has reserved the right to amend the Choice One Communications, Inc. 401(k) Profit Sharing Plan and Trust, as restated on September 1, 1999 (the "Plan") at any time or from time to time by action of its Board of Directors; and

         WHEREAS, this amendment has been authorized by the Board of Directors of the Company;

         NOW, THEREFORE, the Company hereby amends the Plan, as of the effective dates set forth below:

1. Effective January 1, 2002, the definition of "Compensation" at Article I.A(1) on page 3 of the Plan's Adoption Agreement is amended to provide as follows:

A.       "Compensation"

(1) With respect to each Participant, except as provided below, Compensation shall mean the (select all those applicable for each column):

         401(k) and/         Profit
         or Thrift           Sharing

              |X|             | |       (a)    amount reported in the "Wages
                                               Tips and Other Compensation" Box
                                               on Form W-2 for the applicable
                                               period selected in Item 5 below.

              | |             | |       (b)    compensation for Code Section 415
                                               safe-harbor purposes (as defined
                                               in Section 3.9.1 (H)(I) of basic
                                               plan document #03) for the
                                               applicable period selected in
                                               Item 5 below.

              | |             | |       (c)    amount reported pursuant to Code
                                               Section 3401(a) for the
                                               applicable period selected in
                                               Item 5 below.

              |X|             | |       (d)    all amounts received (under
                                               either option (a), (b), or (c)
                                               above) for personal services
                                               rendered to the Employer but
                                               excluding (select one):

                                               | | overtime

                                               |X| bonuses
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                                      -2-
                                               |X| commissions

                                               | | amounts in excess of $_______

                                               |X| other (specify): Amounts
                                                   relating to stock-based
                                                   compensation (e.g., stock
                                                   options or restricted stock
                                                   awards) will be excluded from
                                                   the Plan's definition of
                                                   Compensation for purposes of
                                                   making elective contributions
                                                   and calculating a
                                                   participant's matching
                                                   contributions. Additionally,
                                                   amounts a participant elects
                                                   to contribute to this Plan
                                                   from the Company's cafeteria
                                                   plan will be disregarded for
                                                   purposes of calculating the
                                                   participant's matching
                                                   contributions.

2. Effective January 1, 2002, the definition of "Eligible Employees" at Article I.D on page 5 of the Plan's Adoption Agreement is amended to provide as follows:

D.       "Eligible Employees" (select one)

         | |      (1) All Employees are eligible to participate in the Plan.

         |X|      (2) The following Employees are not eligible to participate in the Plan (select all those applicable):

                           |X|      (a)     Employees included in a unit of
                                            Employee covered by a collective
                                            bargaining agreement between the
                                            Employer or a Participating
                                            Affiliate and the Employee
                                            representatives (not including any
                                            organization more than half of whose
                                            members are Employees who are
                                            owners, officers, or executives of
                                            the Employer or Participating
                                            Affiliate) in the negotiation of
                                            which retirement benefits were the
                                            subject of good faith bargaining,
                                            unless the bargaining agreement
                                            provides for participation in the
                                            Plan.

                           | |      (b)     non-resident aliens who received no
                                            earned income from the Employer or a
                                            Participating Affiliate which
                                            constitutes income from sources
                                            within the United States.

                           | |      (c)     Employees of an Affiliate.

                           |X|      (d)     Employees employed in or by the
                                            following specified division, plant,
                                            location, job category or other
                                            identifiable individual or group of
                                            Employees: leased employees, workers
                                            not paid through the Company's
                                            payroll and workers who the Company
                                            treats as being independent
                                            contractors (regardless of their
                                            actual status).


3. Effective for payroll periods ending on or after January 1, 2002, the Plan's Adoption Agreement is amended to add the following addendum to the Adoption Agreement to clarify how the Plan will administer the matching contribution:



                             CLARIFICATION ADDENDUM

                                     to the

                         CHOICE ONE COMMUNICATIONS, INC.

                      401(K) PROFIT SHARING PLAN AND TRUST



      Effective for payroll periods ending on or after January 1, 2002, if the Company elects to make a matching contribution, such contribution shall be made on a quarterly basis (or such other period subsequently designated by the Company) and may be made in cash or the Company's common stock. If the matching contribution is made using the Company's common stock, for purposes of calculating the matching contribution, the fair market value of the Company's common stock shall equal the average closing sales price per share of the Company's common stock on the principal market on which such common stock is traded for the 20 trading days immediately preceding (but not including) the date for which the matching contribution is made. The Company shall be responsible for making this calculation.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment which shall become effective as of the dates set forth above.
                                            CHOICE ONE COMMUNICATIONS, INC.


Date:December 19, 2001                       /s/Kim Robert Scovill
                                            ------------------------------------
                                            Signature

                                                Vice President
                                            -------------------------------
                                            Title


TO BE COMPLETED BY MERRILL LYNCH:

Sponsor Acceptance:

Subject to the terms and conditions of the Prototype Plan and this Adoption Agreement, this Adoption Agreement is accepted by Merrill Lynch, Pierce, Fenner & Smith Incorporated as the Prototype Sponsor.

Authorized Signature:
                     -----------------------------------------------------------